UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2016, Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued $1,200,000,000 aggregate principal amount of 2.950% Senior Notes due 2026 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3, as amended by the Post-Effective Amendment No. 1 thereto (File No. 333-209867), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”), and the Fourteenth Supplemental Indenture, dated as of September 19, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated September 14, 2016 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule A thereto. The Underwriting Agreement was separately filed with the SEC on September 15, 2016 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The Notes will mature on September 19, 2026. Interest on the Notes will accrue at the rate of 2.950% per annum. Interest on the Notes will be paid semi-annually in arrears on each March 19 and September 19, commencing on March 19, 2017, to the persons in whose names the Notes are registered in the security register on the fifteenth calendar day, whether or not a business day, prior to the applicable interest payment date.

Prior to June 19, 2026 (three months prior to their maturity), the Company may redeem at its option the Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed that would be due if such Notes matured on June 19, 2026 (three months prior to their maturity) but for the redemption (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months), using a discount rate equal to the Treasury Rate (as defined in the Indenture) plus 25 basis points, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In addition, on and after June 19, 2026 (three months prior to their maturity), the Company will have the option to redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and will rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of its subsidiaries, to the extent of the assets of such subsidiaries.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of stock of the Company’s Principal Subsidiaries (as defined in the Indenture) and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of the Company to merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately $1.18 billion after deducting the underwriting discount and estimated offering expenses. The Company intends to use a portion of the net proceeds of the offering to redeem all of the outstanding $900 million aggregate principal amount of the Company’s 1.30% senior notes due 2017, which mature on February 1, 2017. The Company intends to use the remaining net proceeds for general corporate purposes.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated September 19, 2016, regarding the legality of the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on November 20, 2009 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, the Supplemental Indenture, which is filed with this report as Exhibit 4.2, and the Form of Note (included in Exhibit 4.2). Each of the foregoing documents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: September 19, 2016	By:	/s/ Seth H. Hoogasian
	Name:	Seth H. Hoogasian
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K with the SEC on November 20, 2009 File No. 001-08002 and incorporated in this Form 8-K by reference).

4.2	Fourteenth Supplemental Indenture, dated as of September 19, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).